Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK REPORTS 1ST QUARTER RESULTS

Quarterly Dividend Maintained

Warsaw, Indiana (April 27, 2009) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $3.9 million for the first quarter of 2009. During the comparable period of 2008, net income was $5.2 million. Diluted net income per share for the quarter was $0.29 versus $0.42 for the comparable period of 2008. On a linked quarter basis, these results compared to net income of $4.4 million, or $0.35 per diluted share, for the fourth quarter of 2008.

The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.155 per share, payable on May 5, 2009 to shareholders of record as of April 25, 2009. The quarterly dividend is unchanged from the dividends paid in 2008.

Average total loans for the first quarter of 2009 were $1.84 billion versus $1.56 billion for the first quarter of 2008 and $1.77 billion for the linked fourth quarter of 2008. The year-over-year increase for the first quarter represented an increase of 18%, or $280 million. On a linked quarter basis, average loans increased by $77 million versus the fourth quarter of 2008. Total gross loans as of March 31, 2009 were $1.86 billion compared to $1.60 billion as of March 31, 2008 and $1.83 billion as of December 31, 2008.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “While our net income performance for the quarter was impacted by the difficult economic conditions, we are pleased with the continued expansion of our lending activities this year. With average loan growth of $77 million in the quarter, we once again have lived up to our reputation as a leading lender in the market. Our commitment to the Indiana communities we serve is a testament to our disciplined and focused strategy. At a time when many of our larger regional and national competitors appear to have moved their focus away from Indiana, we are proud of the fact that our growth continues to fuel business activity here.”

The Company’s net interest margin was 3.12% in both the first quarters of 2009 and 2008. On a linked quarter basis the margin improved from 2.98% in the fourth quarter of 2008. The previously noted loan growth led to an increase in average earning assets, which contributed to an increase in net interest income of 17% year-over-year. Net interest income grew to $17.0 million in the first quarter of 2009 versus $14.5 million in the first quarter of 2008. The Company’s provision for loan losses increased to $4.5 million for the first quarter of 2009 versus $1.2 million in the same period of 2008. In the fourth quarter of 2008, the provision was $2.3 million. The provision increase in 2009 was primarily driven by a higher level of charge offs, continued loan growth and the difficult economic conditions in the Company’s markets.

The Company's non-interest income was $5.6 million for the first quarter of 2009, versus $5.8 million for the comparable period of 2008. The 2008 results were favorably impacted by a $642,000 gain from the initial public offering of Visa, Inc. and the 2009 results were negatively impacted by non-cash mortgage servicing rights impairment of $316,000, which resulted from lower mortgage interest rates. Total revenue for the first quarter of 2009 was $22.6 million versus $20.3 million for the comparable period of 2008, an increase of 11%.

Kubacki continued, “Our strong revenue growth demonstrates the success we’ve had in a very challenging market to grow our business and expand our client base. We’ve done this by continuing to lend money and expand fee-based services. We believe that our community-based business model has never been more relevant than it is today and clients are responding favorably to this consistent strategy.”

The Company's non-interest expense was $12.7 million for the first quarter of 2009 compared to $11.4 million for the same period in 2008, an increase of 11%. Driving the increase was a $613,000 increase in regulatory expense, which resulted from higher FDIC insurance premiums that have been levied on all financial institutions, as well as a $133,000 increase in legal expense, primarily related to loan administration. The Company's efficiency ratio for the first quarter of 2009 was 56%, consistent with the same period in 2008, and improved from the 59% reported for the fourth quarter of 2008.

Net charge-offs totaled $2.0 million in the first quarter of 2009, versus $196,000 during the first quarter of 2008 and $1.6 million during the fourth quarter of 2008. Lakeland Financial’s allowance for loan losses as of March 31, 2009 was $21.4 million, compared to $16.8 million as of March 31, 2008 and $18.9 million as of December 31, 2008. The allowance for loan losses represented 1.15% of total loans as of March 31, 2009 versus 1.05% for the comparable period in 2008 and 1.03% as of December 31, 2008.

Nonperforming assets totaled $21.5 million as of March 31, 2009 compared to $22.4 million as of December 31, 2008 and $9.6 million on March 31, 2008. The ratio of nonperforming assets to total assets was 0.88% on March 31, 2009 compared to 0.94% on December 31, 2008 and 0.43% at March 31, 2008. The allowance for loan losses represented 104% of nonperforming loans as of March 31, 2009 versus 89% at December 31, 2008 and 228% at March 31, 2008.

“We have grown our allowance for loan losses by 14%, or $2.6 million, since year end 2008. This prudent increase is a reflection of the ongoing economic weakness in our markets and the extended impact it has on our client base. While we are cautiously pleased that our total nonperforming assets decreased slightly during the quarter, we do not believe that the region is near any meaningful recovery today,” Kubacki added.

For the three months ended March 31, 2009, Lakeland Financial’s average equity to average assets ratio was 7.27% compared to 6.56% for the fourth quarter of 2008 and 7.38% for the first quarter of 2008. Average total equity for the quarter ended March 31, 2009 was $173.4 million versus $151.3 million for the fourth quarter of 2008 and $149.5 million for the first quarter of 2008. Average total deposits for the quarter ended March 31, 2009 were $1.91 billion versus $1.84 billion for the fourth quarter of 2008 and $1.51 billion for the first quarter of 2008.

Lakeland Financial Corporation is a $2.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION

FIRST QUARTER 2009 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2009	2008	2008
END OF PERIOD BALANCES
Assets	$ 2,446,664	$ 2,377,445	$ 2,204,995
Deposits	1,956,787	1,885,299	1,576,598
Loans	1,864,387	1,833,334	1,602,416
Allowance for Loan Losses	21,418	18,860	16,758
Total Equity	209,066	149,969	151,135
Tangible Common Equity	151,286	145,602	146,492
AVERAGE BALANCES
Total Assets	$ 2,385,216	$ 2,305,789	$ 2,026,664
Earning Assets	2,255,684	2,175,121	1,911,079
Investments	389,237	384,096	333,699
Loans	1,844,571	1,767,818	1,564,552
Total Deposits	1,908,665	1,839,717	1,514,784
Interest Bearing Deposits	1,690,949	1,618,173	1,296,949
Interest Bearing Liabilities	1,975,098	1,916,463	1,642,609
Total Equity	173,371	151,293	149,533
INCOME STATEMENT DATA
Net Interest Income	$ 17,015	$ 15,992	$ 14,506
Net Interest Income-Fully Tax Equivalent	17,323	16,271	14,791
Provision for Loan Losses	4,516	2,323	1,153
Noninterest Income	5,570	5,385	5,769
Noninterest Expense	12,687	12,550	11,382
Net Income	3,870	4,433	5,241
Net Income Available to Common Shareholders	3,576	4,433	5,241
PER SHARE DATA
Basic Net Income Available to Common Shareholders Per Common Share	$ 0.29	$ 0.36	$ 0.43
Diluted Net Income Available to Common shareholders Per Common Share	0.29	0.35	0.42
Cash Dividends Declared Per Common Share	0.155	0.155	0.14
Book Value Per Common Share (equity per share issued)	12.51	12.17	12.35
Market Value – High	23.87	24.10	23.97
Market Value – Low	14.14	14.93	16.87
Basic Weighted Average Common Shares Outstanding	12,401,498	12,318,204	12,215,561
Diluted Weighted Average Common Shares Outstanding	12,507,496	12,476,884	12,424,643
KEY RATIOS
Return on Average Assets	0.66%	0.77%	1.04%
Return on Average Total Equity	9.05	11.67	14.10
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	56.17	58.68	56.14
Average Equity to Average Assets	7.27	6.56	7.38
Net Interest Margin	3.12	2.98	3.12
Net Charge Offs to Average Loans	0.43	0.36	0.05
Loan Loss Reserve to Loans	1.15	1.03	1.05
Nonperforming Loans to Loans	1.11	1.16	0.46
Nonperforming Assets to Assets	0.88	0.94	0.43
Tier 1 Leverage	10.28	8.10	8.68
Tier 1 Risk-Based Capital	11.84	9.27	10.01
Total Capital	12.87	10.20	10.96
Tangible Capital	6.19	6.17	6.66
ASSET QUALITY
Loans Past Due 90 Days or More and Still Accruing	$ 680	$ 478	$ 508
Non-accrual Loans	20,009	20,810	6,852
Nonperforming Loans	20,689	21,288	7,360
Other Real Estate Owned	748	953	2,167
Other Nonperforming Assets	103	150	30
Total Nonperforming Assets	21,540	22,391	9,557
Impaired Loans	19,624	20,304	6,591
Net Charge Offs/(Recoveries)	1,958	1,587	196

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of March 31, 2009 and December 31, 2008

(in thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Cash and due from banks	$ 33,126	$ 57,149
Short-term investments	60,045	6,858
Total cash and cash equivalents	93,171	64,007

Securities available for sale (carried at fair value)	396,194	387,030
Real estate mortgage loans held for sale	4,177	401

Loans, net of allowance for loan losses of $21,418 and $18,860	1,842,969	1,814,474

Land, premises and equipment, net	30,241	30,519
Bank owned life insurance	34,162	33,966
Accrued income receivable	8,482	8,599
Goodwill	4,970	4,970
Other intangible assets	362	413
Other assets	31,936	33,066
Total assets	$ 2,446,664	$ 2,377,445

LIABILITIES AND EQUITY
LIABILITIES
Noninterest bearing deposits	$ 212,842	$ 230,716
Interest bearing deposits	1,743,945	1,654,583
Total deposits	1,956,787	1,885,299

Short-term borrowings
Federal funds purchased	0	19,000
Securities sold under agreements to repurchase	128,053	137,769
U.S. Treasury demand notes	2,531	840
Other short-term borrowings	60,000	45,000
Total short-term borrowings	190,584	202,609

Accrued expenses payable	17,638	17,163
Other liabilities	1,619	1,434
Long-term borrowings	40,042	90,043
Subordinated debentures	30,928	30,928
Total liabilities	2,237,598	2,227,476

EQUITY
Cumulative perpetual preferred stock: 1,000,000 shares authorized, no par value, $1 liquidation value
56,044 shares issued and outstanding as of March 31, 2009	53,792	0
Common stock: 90,000,000 shares authorized, no par value
12,416,130 shares issued and 12,321,554 outstanding as of March 31, 2009
12,373,080 shares issued and 12,266,849 outstanding as of December 31, 2008	1,453	1,453
Additional paid-in capital	23,284	20,632
Retained earnings	143,031	141,371
Accumulated other comprehensive loss	(11,166)	(12,024)
Treasury stock, at cost (2009 - 94,576 shares, 2008 - 106,231 shares)	(1,417)	(1,552)
Total stockholders' equity	208,977	149,880

Noncontrolling interest	89	89
Total equity	209,066	149,969
Total liabilities and equity	$ 2,446,664	$ 2,377,445

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2009 and 2008

(in thousands except for share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2009	2008
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 22,789	$ 25,475
Tax exempt	70	32
Interest and dividends on securities
Taxable	4,463	3,380
Tax exempt	603	614
Interest on short-term investments	16	91
Total interest income	27,941	29,592

Interest on deposits	9,755	12,047
Interest on borrowings
Short-term	308	2,424
Long-term	863	615
Total interest expense	10,926	15,086
NET INTEREST INCOME	17,015	14,506
Provision for loan losses	4,516	1,153
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	12,499	13,353

NONINTEREST INCOME
Wealth advisory fees	739	809
Investment brokerage fees	458	283
Service charges on deposit accounts	1,910	1,769
Loan, insurance and service fees	336	655
Merchant card fee income	803	810
Other income	516	458
Mortgage banking income	808	315
Net securities gains	0	28
Gain on redemption of Visa shares	0	642
Total noninterest income	5,570	5,769

NONINTEREST EXPENSE
Salaries and employee benefits	6,100	6,253
Net occupancy expense	921	796
Equipment costs	500	441
Data processing fees and supplies	979	840
Credit card interchange	528	535
Other expense	3,659	2,517
Total noninterest expense	12,687	11,382

INCOME BEFORE INCOME TAX EXPENSE	5,382	7,740
Income tax expense	1,512	2,499
NET INCOME	$ 3,870	$ 5,241
Dividends and accretion of discount on preferred stock	294	0
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 3,576	$ 5,241
BASIC WEIGHTED AVERAGE COMMON SHARES	12,401,498	12,215,561
BASIC EARNINGS PER COMMON SHARE	$ 0.29	$ 0.43
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,507,496	12,424,643
DILUTED EARNINGS PER COMMON SHARE	$ 0.29	$ 0.42

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2009		2008		2008
Commercial and industrial loans	$ 1,221,956	65.5%	$ 1,201,611	65.5%	$ 1,047,367	65.4%
Commercial real estate - multifamily loans	25,477	1.4	25,428	1.4	16,660	1.0
Commercial real estate construction loans	132,991	7.1	116,970	6.4	83,378	5.2
Agri-business and agricultural loans	177,988	9.5	189,007	10.3	180,344	11.3
Residential real estate mortgage loans	104,719	5.6	117,230	6.4	115,953	7.2
Home equity loans	146,350	7.9	128,219	7.0	108,558	6.8
Installment loans and other consumer loans	55,202	3.0	55,102	3.0	50,250	3.1
Subtotal	1,864,683	100.0%	1,833,567	100.0%	1,602,510	100.0%
Less: Allowance for loan losses	(21,418)		(18,860)		(16,758)
Net deferred loan (fees)/costs	(296)		(233)		(94)
Loans, net	$ 1,842,969		$ 1,814,474		$ 1,585,658